Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286711

PROSPECTUS SUPPLEMENT

(To the Prospectus dated April 23, 2025)

2,419,354 Shares of Common Stock

NEXALIN TECHNOLOGY, INC.

We are offering under this prospectus supplement 2,419,354 shares (the “Shares”) of our common stock, par value $0.001 per share, at a price of $0.31 per share, directly to a single accredited investor (the “Investor”) pursuant to a securities purchase agreement, dated as of August 19, 2026, between us and the Investor (the “Securities Purchase Agreement”), for aggregate gross proceeds of approximately $750,000.

In a concurrent private placement, we are also issuing to the Investor warrants (the “PIPE Warrants” and, together with the Shares, the “Securities”) to purchase up to 1,209,677 shares of our common stock, representing 50% of the number of shares of common stock purchased by the Investor in this offering. Each PIPE Warrant will have an exercise price of $0.50 per share, will be exercisable immediately upon issuance, subject to a 9.99% beneficial ownership limitation, and will expire one year from the date of issuance. The PIPE Warrants and the shares of common stock issuable upon exercise of the PIPE Warrants (the “Warrant Shares”) are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered and sold in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

We have agreed to file a registration statement on Form S-1 or Form S-3 with the SEC covering the resale of the Warrant Shares within 20 Business Days (as defined in the Securities Purchase Agreement) following the date of the Securities Purchase Agreement, and to use our best efforts to cause such registration statement to be declared effective within 60 days (or 75 days in the event the SEC elects to review such registration statement) following the filing date.

Our common stock is traded on The Nasdaq Capital Market under the symbol “NXL.” On August 18, 2026, the last reported sales price of our common stock on The Nasdaq Capital Market was $0.3333 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $10,494,035, based on 21,359,730 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.49 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on July 20, 2026, calculated in accordance with General Instruction I.B.6 of Form S-3. We have sold approximately $1,634,000 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof (excluding this offering).

	Per Share	Total
Public offering price	$0.31	$750,000
Gross proceeds to us (before expenses)	$0.31	$750,000

INVESTING IN OUR COMMON STOCK INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K BEFORE INVESTING IN OUR COMMON STOCK.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the Shares against payment on or about August 20, 2026, which is the first business day following the date of the Securities Purchase Agreement, subject to customary closing conditions.

The date of this prospectus supplement is August 19, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-286711) that we initially filed with the Securities and Exchange Commission (“SEC”) on April 23, 2025, and that was declared effective by the SEC on April 29, 2025. This prospectus supplement describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in our common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC, the statement in the filing we make with the SEC having the later date modifies or supersedes the earlier statement.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Nexalin” or the “Company” refer to Nexalin Technology, Inc. and, where appropriate, its subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement contain forward-looking statements. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and product candidates, the outcome of the pending Nasdaq delisting proceeding, our ability to regain and maintain compliance with the Nasdaq continued listing requirements, including the minimum bid price and minimum stockholders’ equity requirements, the determination of the Nasdaq Hearings Panel with respect to our continued listing, whether and at what ratio we effect a reverse stock split, our ability to continue as a going concern, and other statements that are not historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

These forward-looking statements include, though are not limited to, statements about future results of operations, financial position, research and development costs, regulatory approvals, stock exchange listing, capital requirements and our needs for additional financing.

We caution you that the aforementioned statements may not contain all of the forward-looking statements made in this prospectus supplement.

You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement and our Annual Report on Form 10-K entitled “Risk Factors.”

Our Company

We are a medical device company engaged in the design and development of innovative neurostimulation products to uniquely and effectively help combat the ongoing global mental health epidemic. We developed an easy-to-administer medical device — referred to as “Generation 1” or “Gen-1” — that utilizes bioelectronic medical technology to treat anxiety, insomnia and depression without the need for drugs or psychotherapy. Our original Gen-1 devices are cranial electrotherapy stimulation (CES) devices that emit a waveform at 4 milliamps during treatment and are presently classified by the U.S. Food and Drug Administration (the “FDA”) as a Class II device.

Medical professionals in the United States have utilized the Gen-1 device to administer treatment to patients in clinical settings. While the Gen-1 device had been cleared by the FDA to treat depression, anxiety, and insomnia, three prevalent and serious diseases, because of the FDA’s December 2019 reclassification of CES devices, the Gen-1 device was reclassified as a Class II device for the treatment of anxiety and insomnia. We are required to file a new application under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“510(k) Application”) to be approved by the FDA for the sales and marketing of our devices for the treatment of anxiety and insomnia. In the FDA’s December 2019 reclassification ruling, the treatment of depression with our device will require a Class III certification and require a new PMA (premarket approval) and/or a new De Novo application to demonstrate safety and effectiveness.

While we continue providing services to medical professionals to support patients’ use of the Gen-1 devices which were in operation prior to December 2019, we are not making new sales or new marketing efforts of Gen-1 devices in the United States. We continue to derive revenue from devices which we sold or leased prior to the FDA’s December 2019 reclassification announcement. This revenue consists of monthly licensing fees and payments for the sale of electrodes and patient cables. We have paused marketing efforts for new sales of our Gen-1 device for treatment of anxiety and insomnia in the United States.

The waveform that comprises the basis of our “Generation 2”, “Gen-2”, “Gen-2 SYNC” or “SYNC” and new “Generation 3”, “Gen-3”, “Gen-3 HALO” or “HALO” headset devices has been in the Q-submission process for review by the FDA. The new Gen-2 SYNC is a clinical use device with a modern enclosure emitting the new 15 milliamp advanced waveform. The Gen-3 HALO is a new patient headset that is intended to be prescribed by licensed medical professionals in a virtual clinic setting similar to existing tele-health platforms. In October 2025, the FDA formally accepted our Q-Submission (“Q-Sub”) related to the Company’s Gen-2 Console (“SYNC”) system for the treatment of Alzheimer’s disease and dementia, we met with the FDA in November 2025, and we continue to develop a clinical strategy and protocol. During the second quarter of 2026, we initiated our FDA-cleared clinical trial evaluating the Gen-3 HALO device for the treatment of insomnia under the De Novo regulatory pathway, and patient recruitment and enrollment are underway. The University of California, San Diego (“UCSD”) conducted a clinical study evaluating Nexalin’s Gen-2 SYNC device, which provided positive results in reducing pain in veteran patients with Mild Traumatic Brain Injury (mTBI). We also acquired software and related intellectual property during the second quarter of 2026 supporting our Nexalin NeuroCare™ digital health platform, which is designed to provide patient engagement, remote monitoring, physician workflow and clinical data management capabilities. If and when we obtain FDA marketing authorization for the HALO and SYNC devices, we intend to extend the development and commercialization of our devices for sale in the U.S. and other territories, given the potential unmet demand for the treatment of mental health conditions.

All determinations of the safety and efficacy of our devices in the United States are solely within the purview of the FDA.

On May 31, 2023, the Company formalized an agreement related to the formation of a joint venture (the “Joint Venture”) established to engage in the clinical development, marketing, sale and distribution of Nexalin’s Gen-2 devices in China and other countries in the region. The Joint Venture is registered in Hong Kong. Under the Joint Venture Agreement, Wider Come Limited (“Wider”), an entity formed under the laws of the People’s Republic of China (“PRC”) and a related party, is obligated to fund all operations for the initial 12-month period of the Joint Venture, after which Nexalin and Wider plan to jointly fund the Joint Venture’s operating expenses in accordance with their pro rata ownership. Our original China Gen-2 15 milliamp device was approved in China by the China National Medical Products Administration (the “NMPA”) for the treatment of insomnia and depression in China. We recorded no international revenue in the three or six months ended June 30, 2026, and our revenue in those periods was derived from legacy Gen-1 licensing fees and electrode sales in the United States.

In addition to our core business model, we have also formed a Military & Government Advisory Board aimed at fostering and enhancing relationships within and throughout United States federal government and public sector organizations, including the U.S. Department of Defense, U.S. Department of Veterans Affairs, and U.S. Department of Health and Human Services. In conjunction with our ongoing clinical trials, our goals include the broad deployment of our devices within the U.S. military and government agencies.

Recent Developments

Nasdaq Delisting Determination and Hearing Request. On January 21, 2026, we received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2). We did not regain compliance during the initial 180 calendar day compliance period, which expired on July 20, 2026, and Nasdaq advised us that we were not eligible for an automatic second 180 calendar day compliance period because we did not satisfy the minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market. Accordingly, on July 24, 2026, we received a Staff Delisting Determination from Nasdaq. We timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”), which is expected to stay any suspension of trading in our common stock and the delisting process pending the Panel’s decision. The hearing is currently scheduled for September 1, 2026 (the “Hearing”). In addition, on August 14, 2026, we received a letter from the Listing Qualifications Staff of Nasdaq notifying us that, based on the stockholders’ equity of $1,519,423 reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, we no longer satisfy the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), and that we do not presently satisfy either of the alternative continued listing standards under Nasdaq Listing Rule 5550(b). The letter states that this deficiency serves as an additional basis for delisting our securities from Nasdaq and that the Panel will consider this deficiency, together with our failure to comply with the minimum bid price requirement, in rendering its determination regarding our continued listing on The Nasdaq Capital Market. We intend to present our views with respect to the stockholders’ equity deficiency at the Hearing, together with our plan to evidence compliance with the minimum bid price requirement and the minimum stockholders’ equity requirement. There can be no assurance that the Panel will grant our request for continued listing or that we will regain compliance with the applicable Nasdaq continued listing requirements. See “Risk Factors.”

HALO Clarity Pivotal Clinical Trial. On April 17, 2026, the Company entered into a Scope of Work (the “SOW”) with Lindus Health Limited (“Lindus Health”), a clinical research organization based in the United Kingdom. The SOW is governed by a Master Services Agreement (“MSA”) previously entered into between the parties and sets forth the terms under which Lindus Health will conduct the Company’s pivotal clinical trial for its HALO Clarity device (the “Pivotal Study”), which is designed to support the Company’s planned de novo submission to the FDA for the treatment of moderate to severe insomnia. Under the SOW, the Company will pay direct fees in an aggregate amount of approximately $945,000, plus certain pass-through expenses. Payments of direct fees are structured on a milestone basis, and pass-through expenses are invoiced on a monthly basis. During the second quarter of 2026, the Company initiated the Pivotal Study, and patient recruitment and enrollment are underway. Through June 30, 2026, the Company had incurred approximately $374,000 under the SOW, including certain pass-through expenses. Subsequent to June 30, 2026, the Company entered into a novation agreement pursuant to which Curavit Clinical Research, Inc. assumed Lindus Health’s rights and obligations under the MSA and the SOW, which did not materially modify the Company’s rights or obligations.

PONM Acquisition and GLV Collaboration Agreement. On May 14, 2026, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with GreenLight Ventures LLC, a North Carolina limited liability company (“GLV”). Pursuant to the Purchase Agreement, the Company purchased from GLV 100 shares (the “PONM Shares”) of common stock, no par value, of PONM, Inc., a North Carolina corporation (“PONM”), representing all of the issued and outstanding shares of PONM, including the benefit of PONM’s exclusive license to certain of GLV’s software and platform technology supporting the Company’s HALO™ Clarity program and NeuroCare™ virtual clinic. In consideration for the PONM Shares, the Company agreed to issue to GLV shares of common stock with an aggregate value of $1.3 million, issuable in installments of 45% at closing, 20% on the date that is 90 days after the closing date, 20% on the date that is 180 days after the closing date, and 15% on the date that is 270 days after the closing date, subject to a floor of $0.61 per share and a ceiling of $1.15 per share. On May 14, 2026, the Company also entered into a Collaboration Agreement with GLV to support the development, compliance and commercialization of the Company’s cranial electrotherapy stimulation technologies.

2026 Annual Meeting; Authorized Reverse Stock Split. On August 11, 2026, we held our 2026 Annual Meeting of Stockholders. Our stockholders elected our director nominees, ratified the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026, approved the termination of our 2023 Equity Incentive Plan and approved our 2026 Equity Compensation Plan, under which up to 7,000,000 shares of our common stock may be issued. Awards outstanding under the 2023 Equity Incentive Plan will continue to be governed by the terms of that plan. Our stockholders also approved an amendment to our Amended and Restated Certificate of Incorporation authorizing our board of directors, in its discretion, to effect one or more reverse stock splits of our issued and outstanding common stock at a ratio of any whole number between and including 1-for-2 and 1-for-100, provided that the aggregate of all reverse stock splits implemented under that authority does not exceed 1-for-250, and subject to the board’s authority to abandon any such amendment. Our board of directors has approved a 30-to-1 reverse stock split ratio, which had not been effected as of the date of this prospectus supplement. See “Risk Factors.”

Committed Equity Facility. On August 19, 2026, concurrently with the Securities Purchase Agreement relating to this offering, we entered into the Any Market Purchase Agreement (“AMPA”) with the Investor, pursuant to which we have the right, but not the obligation, to direct the Investor to purchase up to $15,000,000 of shares of our common stock from time to time until the earlier of (i) the date on which the Investor has received such number of shares pursuant to the AMPA for aggregate consideration equal to the $15,000,000 commitment amount, (ii) the date our common stock ceases to trade on a Principal Market (as defined in the AMPA), and (iii) December 31, 2027. The purchase price for shares sold under the AMPA is, at our election, either (i) the lowest daily volume weighted average price of our common stock for the three business days prior to the applicable closing date multiplied by 92.0%, subject to a $1,000,000 per-notice limitation, or (ii) the lowest traded price of our common stock for the business day prior to the applicable closing date multiplied by 97.0%, subject to a per-notice limitation equal to the lesser of (x) $1,000,000 or (y) 30% of the average daily trading volume, in each case subject to increase to up to $5,000,000 by mutual agreement. We agreed to pay the Investor a commitment fee equal to 2% of the $15,000,000 commitment amount within 3 business days of August 19, 2026, payable at our election in cash or in shares of our common stock or pre-funded warrants, which fee increases to 3% of the commitment amount if our common stock ceases to be listed on The Nasdaq Capital Market during the 30 business day period following August 19, 2026. The Investor’s obligation to purchase shares is subject to conditions, including the effectiveness of a resale registration statement, a 4.99% beneficial ownership limitation (which the Investor may elect to increase to 9.99%), a limitation on the aggregate number of shares issuable without stockholder approval under Nasdaq Listing Rule 5635(d), and the absence of any suspension, delisting or threatened or anticipated delisting of our common stock. We agreed to file a resale registration statement on Form S-1 covering the shares issuable under the AMPA within 20 business days following August 19, 2026 and to use best efforts to cause it to be declared effective within 60 days following that date; if we fail to do so, we must pay the Investor $175,000 as liquidated damages. Shares issued under the AMPA are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Risk Factors.”

Corporate Information

We were originally formed as a Nevada corporation on October 19, 2010. On December 1, 2021, we completed a corporate reorganization pursuant to which we redomiciled in Delaware. Our principal executive office is located at 1776 Yorktown Street, Suite 550, Houston, Texas 77056, and our telephone number is (832) 260-0222. Our website address is www.nexalin.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Common stock offered by us:	2,419,354 shares of our common stock.

Offering price per share:	$0.31 per share.

Warrants offered in concurrent private placement:	In a concurrent private placement, we are issuing to the Investor the PIPE Warrants to purchase up to 1,209,677 shares of our common stock, representing 50% of the number of shares of common stock purchased by the Investor in this offering. Each PIPE Warrant will have an exercise price of $0.50 per share, will be exercisable immediately upon issuance, subject to the Beneficial Ownership Limitation described below, and will expire one year from the date of issuance. The PIPE Warrants and the Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered and sold in the concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. See “Description of Securities We Are Offering — Warrants.”

Beneficial ownership limitation:	The Investor may not exercise any portion of the PIPE Warrants to the extent that, immediately after giving effect to such exercise, the Investor, together with its affiliates and any other persons acting as a group together with the Investor or any of its affiliates, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”).

Common stock outstanding before this offering:	22,462,632 shares (as of August 14, 2026).

Common stock outstanding after this offering:	24,881,986 shares (assuming no exercise of the PIPE Warrants).

Registration rights:	We have agreed to file a registration statement on Form S-1 with the SEC covering the resale of the Warrant Shares within 20 Business Days following the date of the Securities Purchase Agreement. See “Description of Securities We Are Offering — Registration Rights.”

Use of Proceeds:	We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, for our clinical development activities, regulatory and product development activities, capital expenditures and working capital and other general corporate purposes, in that order of priority. See “Use of Proceeds.”

Risk Factors:	See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Market for our common stock:	Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “NXL.”

The number of shares of our common stock that will be outstanding after this offering is based on 22,462,632 shares of common stock outstanding as of August 14, 2026 and excludes:

●	4,113,617 shares of our common stock issuable upon the exercise of outstanding stock options granted under the Company’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), of which options to purchase 3,837,986 shares of our common stock were vested and exercisable as of June 30, 2026, at a weighted average exercise price of $1.12 per share;

●	2,400,000 shares of our common stock issuable upon the exercise of outstanding stock options granted under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), which was approved by our stockholders on August 11, 2026 in connection with the approval of the termination of the 2023 Plan, of which options to purchase 2,400,000 shares of our common stock were vested and exercisable as of August 11, 2026, at a weighted average exercise price of $0.83 per share;

●	4,600,000 shares of our common stock reserved and available for future issuance under the Company’s 2026 Plan;

●	shares of our common stock issuable to GLV as deferred purchase consideration under the Purchase Agreement, for the remaining 35% of the $1,300,000 purchase price and is payable in two further tranches 180 and 270 days after the May 14, 2026 closing date, subject to a floor of $0.61 per share and a ceiling of $1.15 per share (subject to reset noted above); any other shares of our common stock issued or issuable after August 14, 2026, including shares sold under our “at the market” offering program;

●	shares of our common stock issuable under the AMPA, including up to $15,000,000 of shares issuable pursuant to purchase notices and the shares of common stock or pre-funded warrants issuable in payment of the related commitment fee; and

●	up to 1,209,677 shares of our common stock issuable upon exercise of the PIPE Warrants to be issued in the concurrent private placement.

This prospectus supplement reflects and assumes no exercise of outstanding options or the PIPE Warrants.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Information Incorporated by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Associated with Our Capital Stock

If we are not able to comply with the applicable continued listing requirements or standards of The Nasdaq Stock Market, Nasdaq could delist our common stock.

Our shares of common stock are listed on the Capital Market tier of Nasdaq under the symbol “NXL.” Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization, minimum stockholders’ equity and other requirements. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including the minimum bid price requirement (as discussed below) and those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. We are not currently in compliance with either the minimum bid price requirement or the minimum stockholders’ equity requirement for continued listing, Nasdaq has notified us that each deficiency serves as a basis for delisting our common stock, and both deficiencies will be considered by the Nasdaq Hearings Panel at our hearing currently scheduled for September 1, 2026. There can be no assurances that we will be able to comply with the applicable listing standards.

Minimum Bid Price Requirement

We are required to maintain a minimum bid price of $1.00 per share. On May 10, 2023, the Company received written notice from Nasdaq notifying the Company that it was no longer in compliance with the minimum bid price requirement for continued listing on Nasdaq, as the closing bid price for the Company’s common stock was below $1.00 per share as set forth in the Nasdaq listing rules. After the Company was granted an extended period to regain compliance, the Company received notice from Nasdaq notifying the Company that it has regained compliance with Nasdaq’s minimum bid price requirement under Nasdaq Rule 5550(a)(2).

On September 23, 2024, we received a notice from Nasdaq notifying us that we were not in compliance with the minimum bid price requirement. On October 31, 2024, the Company received notice from Nasdaq notifying the Company that it has regained compliance with Nasdaq’s minimum bid price requirement under Nasdaq Rule 5550(a)(2).

On January 21, 2026, the Company received the Notice from the Listing Qualifications Department of Nasdaq notifying the Company that it is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the Notice, or until July 20, 2026, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days prior to July 20, 2026. If the Company is not in compliance with the Minimum Bid Requirement by July 20, 2026, the Company may be afforded a second 180 calendar day compliance period, provided the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Requirement.

We did not regain compliance with the Minimum Bid Requirement during the initial compliance period, which expired on July 20, 2026, and Nasdaq advised us that we were not eligible for an automatic second 180 calendar day compliance period because we did not satisfy the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market. Accordingly, on July 24, 2026, we received a Staff Delisting Determination from Nasdaq, and Nasdaq advised us that, unless we timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”), trading in our common stock would be suspended and Nasdaq would commence delisting proceedings. We timely requested a hearing, which is currently scheduled for September 1, 2026 (the “Hearing”) and which is expected to stay any suspension of trading in our common stock and the delisting process pending the Panel’s decision. There can be no assurance that the Panel will grant our request for continued listing, that we will regain compliance with the applicable Nasdaq Listing Rules, or that our common stock will continue to be listed on The Nasdaq Capital Market. If our common stock is delisted and we are unable to list it on another national securities exchange, we expect that our common stock could be quoted on an over-the-counter market, in which case we could face significant adverse consequences, including limited availability of market quotations, reduced liquidity, a determination that our common stock is a “penny stock,” a limited amount of news and analyst coverage, and a decreased ability to obtain additional financing.

Minimum Stockholder Equity Requirement

Under the Nasdaq listing rules, we are also required to maintain stockholders’ equity of at least $2,500,000 (the “Minimum Stockholder Equity Rule”). In our Form 10-Q for the period ended March 31, 2024, we reported stockholders’ equity of $2,326,987. On May 16, 2024, we received a letter from the Listing Qualifications Department of Nasdaq (the “Stockholders’ Equity Letter”) notifying the Company that its stockholders’ equity as reported in such Quarterly Report did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market.

Pursuant to the Stockholders’ Equity Letter, the Company had 45 calendar days from the date of the Stockholders’ Equity Letter to submit a plan to regain compliance. On July 1, 2024, the Company submitted a plan to Nasdaq. As described in the Company’s submission to Nasdaq, and as set forth in the Current Report on Form 8-K filed by the Company on July 3, 2024, the Company consummated the public offering of 3 million shares of the Company’s common stock for total aggregate gross proceeds of approximately $5,250,000. On July 23, 2024, the Company received written notification from the Listing Qualifications Department of Nasdaq, confirming that, based on the information contained in the Company’s Form 8-K, filed with the SEC on July 16, 2024, the Company is now in compliance with the Minimum Stockholder Equity Rule.

As of June 30, 2026, our total stockholders’ equity was $1,519,423, which is below the $2,500,000 required by the Minimum Stockholder Equity Rule. On August 14, 2026, we received a letter (the “Letter”) from the Listing Qualifications Staff of Nasdaq notifying us that, based on the stockholders’ equity reported in our Quarterly Report on Form 10-Q for the period ended June 30, 2026, we no longer satisfy the Minimum Stockholder Equity Rule for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), and that we do not presently satisfy either of the alternative continued listing standards under Nasdaq Listing Rule 5550(b) (such non-compliance, the “Stockholders’ Equity Deficiency”). The Letter states that the Stockholders’ Equity Deficiency serves as an additional basis for delisting our securities from Nasdaq, and that the Panel will consider the Stockholders’ Equity Deficiency, together with our failure to comply with the Minimum Bid Requirement, in rendering its determination regarding our continued listing on The Nasdaq Capital Market. We intend to present our views with respect to the Stockholders’ Equity Deficiency at the Hearing, together with our plan to evidence compliance with the Minimum Bid Requirement and the Minimum Stockholder Equity Rule. Our failure to satisfy the minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market also made us ineligible for a second automatic compliance period under the Minimum Bid Requirement. Even if we were to regain compliance with the Minimum Bid Requirement, including through the reverse stock split authorized by our stockholders, the Panel may require us to satisfy other continued or initial listing standards, including the minimum stockholders’ equity requirement, in order to maintain our listing.

There can be no assurance that we will be successful in our appeal before the Panel, that the Panel will grant us any additional period within which to regain compliance with the Minimum Stockholder Equity Rule, the Minimum Bid Requirement or any other applicable Nasdaq continued listing standard, or that, if any such period is granted, we will be able to evidence compliance with all applicable Nasdaq continued listing requirements within that period. The Panel has broad discretionary authority under the Nasdaq Listing Rules to delist our securities notwithstanding our compliance efforts, including based on concerns regarding our reverse stock split history, financial condition, capital structure, capital-raising activities or any other factor the Panel deems appropriate. If the Panel determines to delist our securities, or if we are otherwise unable to regain and maintain compliance with the applicable Nasdaq continued listing requirements, our common stock would be subject to delisting from The Nasdaq Capital Market, which would have a material adverse effect on the liquidity and market price of our common stock and on our ability to raise capital.

A delisting of our common stock would impair our ability to raise capital, including under our at-the-market offering program and the shelf registration statement of which this prospectus supplement forms a part.

We have historically funded our operations primarily through equity financings, including sales of common stock under our at-the-market offering program, which provided all of our net cash from financing activities during the six months ended June 30, 2026. In connection with this offering, our at-the-market offering program has been suspended, and we are prohibited from effecting sales under that program until 90 business days following the closing of this offering. Our at-the-market offering program and this offering are conducted under a registration statement on Form S-3, and our eligibility to use that form depends on the continued listing of our common stock on a national securities exchange. If the Nasdaq Hearings Panel does not grant our request for continued listing, or if we are otherwise unable to regain compliance with the Nasdaq continued listing requirements, we expect that our ability to sell shares under the at-the-market offering program and to conduct future offerings on Form S-3 would be materially impaired or eliminated. In that event, we would need to seek alternative sources of financing, which may not be available on acceptable terms or at all, particularly in light of the substantial doubt about our ability to continue as a going concern. Any resulting inability to raise capital would require us to delay, reduce or eliminate planned clinical, regulatory and product development activities, including our pivotal insomnia clinical trial, or to pursue other strategic alternatives.

Our board of directors has approved a 30-to-1 reverse stock split that has not been effected, and a reverse stock split may not achieve its intended purpose and may adversely affect the liquidity and market price of our common stock.

At our 2026 Annual Meeting of Stockholders, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation authorizing our board of directors, in its discretion, to effect one or more reverse stock splits of our issued and outstanding common stock at a ratio of any whole number between and including 1-for-2 and 1-for-100, provided that the aggregate of all reverse stock splits implemented under that authority does not exceed 1-for-250, and subject to the board’s authority to abandon any such amendment. As of the date of this prospectus supplement, our board of directors has approved a 30-to-1 ratio, but the reverse stock split has not been effected, and the board may determine to effect the split at a different ratio, at a different time, or not at all. We cannot assure you that a reverse stock split would result in a closing bid price for our common stock at or above $1.00 per share, or that any such increase would be sustained for the minimum period required to regain compliance with the Minimum Bid Requirement. The market price of our common stock may decline following a reverse stock split, and the aggregate market value of our common stock may be lower than before the split. A reverse stock split would also reduce the number of outstanding shares of our common stock, which could reduce trading liquidity, increase price volatility, increase the number of stockholders holding odd lots and increase transaction costs for those holders. In addition, a reverse stock split would require equitable adjustment of the remaining unissued shares issuable to GLV under the Purchase Agreement and of the exercise prices and share amounts of our outstanding stock options and the PIPE Warrants.

Risks Related to Our Financial Condition

There is substantial doubt about our ability to continue as a going concern, and management has concluded that its plans do not alleviate that substantial doubt.

As of June 30, 2026, we had an accumulated deficit of approximately $97,203,000, cash and cash equivalents of approximately $1,005,000, working capital of approximately $377,000 and total stockholders’ equity of approximately $1,519,000. For the six months ended June 30, 2026, we had a loss from operations of approximately $4,367,000 and negative cash flows from operations of approximately $3,515,000. We expect to continue to incur operating losses and negative cash flow as we advance our clinical development, regulatory and product development initiatives, including our ongoing clinical trial evaluating the Gen-3 HALO device for the treatment of insomnia, as well as other potential strategic and business development initiatives in 2026 and beyond. In connection with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, management concluded that we do not have sufficient cash and cash equivalents to fund our anticipated operating requirements for at least twelve months from the date those unaudited condensed consolidated financial statements were issued, and that management’s plans do not alleviate the substantial doubt about our ability to continue as a going concern. In addition, the report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2025 includes an explanatory paragraph referring to our ability to continue as a going concern.

Our ability to continue as a going concern will be dependent upon our ability to execute on our business plan, including the ability to generate revenue from overseas opportunities and obtain U.S. marketing authorization for the sale of our devices in the United States, and, if necessary, our ability to raise additional capital. The net proceeds of this offering will not be sufficient to fund our planned operations for at least the next twelve months, and we will require substantial additional capital, which may not be available to us on terms acceptable to us, or at all, particularly if our common stock is delisted from The Nasdaq Capital Market. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have identified material weaknesses in our internal control over financial reporting, and our disclosure controls and procedures were not effective as of June 30, 2026.

Our management concluded that our disclosure controls and procedures and our internal control over financial reporting were not effective as of June 30, 2026, due to material weaknesses consisting of a lack of sufficient resources necessary to provide adequate segregation of duties related to the preparation and review of financial information used in financial reporting, and insufficient information technology controls relating to user and superuser access to our financial reporting system. If not remediated, these deficiencies could result in a misstatement of one or more account balances or disclosures in our annual or interim consolidated financial statements that would not be prevented or detected. We intend to remediate these material weaknesses by implementing enhancements and controls within our accounting systems and by hiring qualified accounting and financial reporting personnel, subject to budget limitations, but we cannot assure you that we will do so on a timely basis or at all. Any failure to remediate these material weaknesses, or the identification of additional material weaknesses, could result in restatements of our financial statements, delay our SEC reporting, adversely affect our ability to satisfy Nasdaq listing requirements and cause investors to lose confidence in our reported financial information.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on the judgment of our management regarding the use of the net proceeds of this offering, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our stockholders may experience significant dilution as a result of future equity issuances and exercise of outstanding options.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share as prior issuances of common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the prices per share for previous issuances of common stock or securities convertible into common stock paid by certain investors. In addition, the exercise price of the PIPE Warrants may be equal to or greater than the price per share previously paid by certain investors. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our equity incentive programs. In addition, the issuance of the shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Sales of our common stock under our committed equity facility will dilute our existing stockholders, and the facility may not be available to us when we need capital.

Concurrently with this offering, we entered into the AMPA, pursuant to which we may require the Investor to purchase up to $15,000,000 of shares of our common stock at a discount of 3.0% to 8.0% to prevailing market prices. Because the purchase price is based on the market price of our common stock at the time of each sale, the number of shares we may issue under the AMPA is not determinable and will increase if the market price of our common stock declines. Sales under the AMPA, or the perception that such sales may occur, could cause the market price of our common stock to decline further, which in turn would increase the number of shares issuable for any given amount of proceeds. In addition, we must pay the Investor a commitment fee equal to 2% of the $15,000,000 commitment amount, which increases to 3% if our common stock ceases to be listed on The Nasdaq Capital Market during the 30 business days following August 19, 2026, and which we may elect to pay in shares of our common stock or pre-funded warrants, resulting in additional dilution. The Investor is not obligated to purchase shares unless a resale registration statement covering those shares is effective and our common stock has not been suspended, delisted, or threatened or anticipated to be delisted from The Nasdaq Capital Market, and issuances are further limited by a beneficial ownership limitation and by the limitation on issuances without stockholder approval under Nasdaq Listing Rule 5635(d). As a result, and particularly in light of the pending Nasdaq delisting proceeding described above, the AMPA may not be available to us at the time we need capital. If we fail to timely file the required resale registration statement or to cause it to become effective by the applicable deadline, we would owe the Investor $175,000 in liquidated damages, and the Investor would have the right to terminate the AMPA.

We are obligated to issue additional shares of common stock as deferred consideration for our acquisition of PONM, Inc., and the number of shares issuable may increase substantially.

On May 14, 2026, we acquired all of the outstanding equity interests of PONM for aggregate consideration of approximately $1.3 million payable in shares of our common stock, of which 959,016 shares were issued at closing and 426,230 were issued on August 14, 2026. 35% of the aggregate consideration is payable in two further tranches 180 and 270 days after the closing date. The unissued shares are subject to down-round protection for certain issuances below the applicable per share price, equitable adjustment for stock splits, reverse stock splits, recapitalizations and similar capital adjustments, and delisting protection, in each case subject to an initial floor of $0.61 per share and a ceiling of $1.15 per share, and all remaining unissued shares accelerate upon a change of control. Because the offering price in this offering is below the applicable floor price, and because the number of shares ultimately issued will depend on our stock price and on these protective provisions, you may experience additional dilution, which could be substantial if our stock price declines further, if we implement the reverse stock split authorized by our stockholders, or if our common stock is delisted.

If you purchase shares in this offering, you will suffer immediate and substantial dilution of your investment.

The price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution.

The trading price of our common stock may be volatile, which could result in substantial losses for purchasers of our common stock in this offering and you could lose all or part of your investment.

The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. The stock market in general and the market for companies in our industry in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. In addition to the factors discussed in these “Risk Factors” sections, these factors include:

●	the commencement, enrollment or results of our planned and future clinical trials;

●	the loss of any of our key scientific or management personnel;

●	regulatory or legal developments in the United States, China and other countries;

●	the success of competitive products or technologies;

●	adverse actions taken by regulatory agencies with respect to our clinical trials or manufacturers;

●	changes or developments in laws or regulations applicable to our products and preclinical program;

●	changes to our relationships with collaborators, manufacturers or suppliers;

●	the results of our testing and clinical trials;

●	unanticipated safety concerns;

●	announcements concerning our competitors or our industry in general;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	potential acquisitions;

●	the results of our efforts to discover, develop, acquire or in-license additional products;

●	the trading volume of our securities on Nasdaq;

●	sales of our common stock by us, our executive officers and directors or our stockholders or the anticipation that such sales may occur in the future;

●	general economic, political and market conditions and overall fluctuations in the financial markets in the United States or China;

●	stock market price and volume fluctuations of comparable companies and, in particular, those that operate in our industry;

●	investors’ general perception of us and our business; and

●	the other factors described in the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2025, and in subsequent filings, which are incorporated by reference into this prospectus supplement.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from selling their shares of our common stock at or above the price paid for the shares and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general, and companies in our industry in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

Some companies that have experienced volatility in the trading price of their shares have been the subject of securities class action litigation. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms. Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our business practices. Defending against litigation is costly and time-consuming and could divert our management’s attention and our resources. Furthermore, during litigation, there could be negative public announcements of the results of hearings, motions or other interim proceedings or developments, which could have a negative effect on the market price of our common stock.

There is no public market for the PIPE Warrants being issued in the concurrent private placement.

There is no established public trading market for the PIPE Warrants being issued in the concurrent private placement, and we do not expect a market to develop. In addition, we do not intend to apply to list the PIPE Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the PIPE Warrants will be limited.

The PIPE Warrants are speculative in nature.

The PIPE Warrants do not confer any rights of common stock ownership on their holder, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price. Specifically, commencing on the date of issuance, the holder of the PIPE Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.50 per share. Moreover, the market value of the PIPE Warrants is uncertain, and there can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the PIPE Warrants, and, consequently, that it will ever be profitable for the holder of the PIPE Warrants to exercise them. In addition, the PIPE Warrants will expire one year from the date of issuance.

If we fail to timely file the registration statement covering the resale of the Warrant Shares, or if such registration statement is not declared effective or does not remain effective, the Investor’s ability to resell the Warrant Shares may be limited.

We have agreed to file a registration statement on Form S-1 or Form S-3 with the SEC covering the resale of the Warrant Shares within 20 Business Days following the date of the Securities Purchase Agreement, to use our best efforts to cause such registration statement to be declared effective within 60 days (or 75 days in the event the SEC elects to review such registration statement) following the filing date, and to keep such registration statement effective until the Warrant Shares may be sold without restriction under Rule 144. The filing, effectiveness and maintenance of such registration statement are subject to SEC review and other factors, some of which are outside of our control. If the registration statement is not filed or declared effective on a timely basis, or does not remain effective, the Investor may be unable to resell the Warrant Shares except pursuant to an exemption from the registration requirements of the Securities Act, such as Rule 144 thereunder, which may be subject to conditions, including holding period, volume and manner-of-sale limitations, and the PIPE Warrants would then be exercisable only on a cashless basis, which would reduce or eliminate the cash proceeds we would otherwise receive upon exercise. In addition, if at any time after the six-month anniversary of the date of the Securities Purchase Agreement we fail to satisfy the current public information requirement under Rule 144, we would be required to pay the Investor liquidated damages equal to 2.0% of the aggregate exercise price of the PIPE Warrants on the date of such failure and for each 30-day period thereafter until the failure is cured.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,419,354 shares of our common stock in this offering will be approximately $657,000, after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the PIPE Warrants issued in the concurrent private placement. If the PIPE Warrants are exercised in full for cash, we will receive additional gross proceeds of up to approximately $604,839.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for the following purposes, in order of priority: first, to fund our ongoing HALO Clarity pivotal clinical trial, under which approximately $571,000 of direct fees remained payable as of June 30, 2026, plus certain pass-through expenses; second, to fund our regulatory and product development activities, including preparation of our planned de novo submission to the FDA; and third, for working capital and other general corporate purposes, including payment for certain financial advisor services provided in connection with this offering. Because the net proceeds from this offering represent only a portion of the funding required for these activities, and because the amounts and timing of these expenditures depend on the progress and cost of our clinical trial and regulatory activities and on our ability to obtain additional financing, we cannot specify with certainty the amount of the net proceeds that will be applied to each purpose. If the PIPE Warrants are exercised for cash, we intend to apply the additional net proceeds to these purposes in the same order of priority.

We expect that the net proceeds from this offering will increase our stockholders’ equity, and we intend to present this offering to the Panel as part of our plan to evidence compliance with the Minimum Stockholder Equity Rule. The net proceeds from this offering alone, however, will not be sufficient to increase our stockholders’ equity to the $2,500,000 required by the Minimum Stockholder Equity Rule, and we can give no assurance that the Panel will accept our compliance plan or that we will regain compliance with the Minimum Stockholder Equity Rule or any other applicable Nasdaq continued listing standard.

The net proceeds from this offering will not be sufficient to complete the activities described above or to fund our planned operations for at least the next twelve months, and we will require substantial additional funds for these purposes. For the six months ended June 30, 2026, our negative cash flows from operations were approximately $3,515,000. We expect to fund our remaining requirements through additional equity or debt financings, collaborations or other strategic transactions, or a combination of these sources. Additional capital may not be available to us on terms acceptable to us, or at all. If we receive substantially less than the maximum proceeds from this offering, including because the PIPE Warrants are not exercised for cash, we intend to apply the net proceeds first to the higher-priority uses described above and to defer or reduce the lower-priority uses, in each case in the order of priority set forth above.

The amounts and timing of our actual expenditures will depend on numerous factors, including the progress, cost and results of our clinical development and regulatory activities, the timing of any marketing authorizations, our ability to obtain additional financing, our operating expenses and other unforeseen cash needs. We therefore reserve the right to change the use of the net proceeds described above, and our management will retain broad discretion in the allocation and application of the net proceeds, if any of these contingencies occurs. In that event, we may apply the net proceeds instead to working capital and other general corporate purposes or to other clinical, regulatory or product development programs. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

DILUTION

If you purchase common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2026, was approximately $0.4 million, or approximately $0.02 per share of our common stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of June 30, 2026, is our net tangible book value divided by the 22,003,706 shares of common stock outstanding as of June 30, 2026.

After giving effect to the sale of 2,419,354 shares of our common stock pursuant to this prospectus supplement in the aggregate amount of $750,000 at a price of $0.31 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $1.1 million, or approximately $0.04 per share of common stock. This amount represents an immediate increase in as adjusted net tangible book value of $0.02 per share of common stock to our existing stockholders and an immediate dilution of $0.27 per share of common stock to investors participating in this offering. We determine dilution per share of common stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of common stock after giving effect to this offering from the public offering price per share of common stock paid by investors participating in this offering.

Public offering price per share	$0.31
Net tangible book value per share as of June 30, 2026	0.02
Increase in net tangible book value per share attributable to this offering	0.02
As adjusted net tangible book value per share after giving effect to this offering	0.04
Dilution per share to new investors participating in this offering	$0.27

The number of shares of our common stock outstanding is based on an aggregate of 22,003,706 shares of our common stock outstanding as of June 30, 2026, and excludes:

●	4,113,617 shares of our common stock issuable upon the exercise of outstanding stock options granted under the Company’s 2023 Equity Incentive Plan, as amended (the “2023 Plan”), of which options to purchase 3,837,986 shares of our common stock were vested and exercisable as of June 30, 2026, at a weighted average exercise price of $1.12 per share;

●	2,400,000 shares of our common stock issuable upon the exercise of outstanding stock options granted under the Company’s 2026 Equity Incentive Plan (the “2026 Plan”), which was approved by our stockholders on August 11, 2026 in connection with the approval of the termination of the 2023 Plan, of which options to purchase 2,400,000 shares of our common stock were vested and exercisable as of August 11, 2026, at a weighted average exercise price of $0.83 per share;

●	4,600,000 shares of our common stock reserved and available for future issuance under the Company’s 2026 Plan;

●	shares of our common stock issuable to GLV as deferred purchase consideration under the Purchase Agreement, for the remaining 35% of the $1,300,000 purchase price and is payable in two further tranches 180 and 270 days after the May 14, 2026 closing date, subject to a floor of $0.61 per share and a ceiling of $1.15 per share (subject to reset noted above); and any other shares of our common stock issued or issuable after August 14, 2026, including shares sold under our “at the market” offering program;

●	shares of our common stock issuable under the AMPA, including up to $15,000,000 of shares issuable pursuant to purchase notices and the shares of common stock or pre-funded warrants issuable in payment of the related commitment fee; and

●	up to 1,209,677 shares of our common stock issuable upon exercise of the PIPE Warrants to be issued in the concurrent private placement.

This prospectus supplement reflects and assumes no exercise of outstanding options or the PIPE Warrants.

PLAN OF DISTRIBUTION

We have entered into the Securities Purchase Agreement, dated as of August 19, 2026, directly with the Investor, pursuant to which we agreed to sell to the Investor 2,419,354 Shares of our common stock in this offering, at a price of $0.31 per share, for aggregate gross proceeds of approximately $750,000. We are offering the Shares directly to the Investor, and no placement agent or underwriter is participating in this offering.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investor, and customary indemnification rights and obligations of the parties. Under the Securities Purchase Agreement, we have agreed, subject to certain exceptions for exempt issuances, not to issue any shares of common stock or common stock equivalents, or to file any registration statement until 30 days following the closing of this offering, other than the final prospectus, a registration statement on Form S-8 or the resale registration statement covering the Warrant Shares, and not to effect any “variable rate transaction” until six months following the closing, except that we may resume sales of common stock under our at-the-market offering program 90 business days following the closing. In a concurrent private placement, we are also issuing to the Investor the PIPE Warrants to purchase up to 1,209,677 shares of our common stock. See “Description of Securities We Are Offering — Warrants.”

We expect to deliver the Shares sold in this offering and being offered pursuant to this prospectus supplement on or about August 20, 2026, subject to customary closing conditions.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the Investor based on the trading price of our common stock prior to the offering, among other things.

Proceeds and Expenses

We estimate that the total expenses of this offering payable by us will be approximately $93,000.

Maxim Group LLC acted as our non-exclusive financial advisor in connection with the offering and concurrent private placement. Pursuant to a financial advisory agreement dated August 19, 2026, we agreed to pay Maxim Group LLC a non-refundable advisory cash fee of $100,000 upon the closing of those transactions, of which we have allocated approximately $43,000 to this offering and the concurrent private placement of the PIPE Warrants for purposes of the estimated offering expenses described above. We also agreed to indemnify Maxim Group LLC and related persons against certain liabilities in connection with its engagement. Maxim Group LLC is not engaged in, nor affiliated with any entity that is engaged in, the solicitation or distribution of this offering or the concurrent private placement.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the Securities Purchase Agreement, the PIPE Warrants or the AMPA. Copies of the Securities Purchase Agreement, the form of PIPE Warrant and the AMPA were included as exhibits to our Current Report on Form 8-K which was filed with the SEC on August 20, 2026, and are incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its mailing address is 1 State Street, 30th Floor, New York, NY 10004.

Listing

Our common stock is traded on Nasdaq under the symbol “NXL.”

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. The material terms and provisions of our common stock are described under the caption “Description of Common Stock” in the accompanying prospectus beginning on page 6.

Warrants

In a concurrent private placement, we are issuing to the Investor the PIPE Warrants to purchase up to 1,209,677 shares of our common stock, representing 50% of the number of shares of common stock purchased by the Investor in this offering. The PIPE Warrants and the Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying prospectus. The PIPE Warrants and the Warrant Shares are being offered and sold in the concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Each PIPE Warrant will have an exercise price of $0.50 per share, will be exercisable immediately upon issuance, subject to the Beneficial Ownership Limitation described below, and will expire one year from the date of issuance. The exercise price and the number of Warrant Shares issuable upon exercise of the PIPE Warrants are subject to customary adjustment in the event of stock dividends, stock splits, reorganizations, recapitalizations and similar events affecting our common stock, as set forth in the PIPE Warrants. If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Warrant Shares, the PIPE Warrants may be exercised only by means of a “cashless exercise,” in which case the holder will receive a net number of Warrant Shares determined by reference to the market price of our common stock and we will receive no cash proceeds from such exercise. In the event of a fundamental transaction, as described in the PIPE Warrants and generally including a merger, a sale of all or substantially all of our assets, a tender offer or exchange offer accepted by holders of more than 50% of our voting power, or a reclassification of our common stock, the holder will be entitled to receive upon exercise the same kind and amount of consideration that it would have received had it exercised the PIPE Warrants immediately prior to such transaction and, at the holder’s election exercisable within 30 days following consummation of the transaction, may require us or the successor entity to purchase the unexercised portion of the PIPE Warrants for a cash amount equal to its Black Scholes value, subject to the limitations set forth in the PIPE Warrants.

A holder of the PIPE Warrants will not have the right to exercise any portion of the PIPE Warrants to the extent that, immediately after giving effect to such exercise, the holder, together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates, would beneficially own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The holder may, upon notice to us, increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation may in no event exceed 9.99%.

There is no established public trading market for the PIPE Warrants, and we do not expect a market to develop. We do not intend to list the PIPE Warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the PIPE Warrants or by virtue of a holder’s ownership of shares of our common stock, the holder of a PIPE Warrant will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the PIPE Warrant.

Registration Rights

Pursuant to the Securities Purchase Agreement, we have agreed to file a registration statement on Form S-1 or Form S-3 with the SEC covering the resale of the Warrant Shares as soon as practicable, and in any event within 20 Business Days following the date of the Securities Purchase Agreement, to use our best efforts to cause such registration statement to be declared effective within 60 days (or 75 days in the event the SEC elects to review such registration statement) following the filing date, and to keep such registration statement effective until the earlier of the date on which the Investor no longer owns any PIPE Warrants or Warrant Shares and the date on which no PIPE Warrants remain outstanding and all Warrant Shares may be sold pursuant to Rule 144 without regard to volume limitations.

Transfer Agent

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NXL.” We do not intend to list the PIPE Warrants on any securities exchange or nationally recognized trading system.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

CBIZ CPAs P.C., independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2025 included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report (which report includes an explanatory paragraph referring to the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements as of and for the year ended December 31, 2025 are incorporated by reference in reliance on CBIZ CPAs P.C.’s report, given on their authority as experts in accounting and auditing.

Our consolidated financial statements as of and for the year ended December 31, 2024 included in our Annual Report on Form 10-K for the year ended December 31, 2025 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph referring to the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.nexalin.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for information superseded by information contained in this prospectus supplement itself or in any subsequently filed incorporated document. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026;

●	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 12, 2026;

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on September 15, 2022, and any other amendment or report filed for the purpose of updating such description;

●	Current Reports on Form 8-K filed with the SEC on January 23, 2026, April 22, 2026, May 19, 2026, June 16, 2026, July 27, 2026, July 29, 2026, August 11, 2026, and August 17, 2026 (in each case, other than any portions thereof deemed furnished and not filed); and

●	Any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Nexalin Technology, Inc.

1776 Yorktown Street, Suite 550

Houston, TX 77056

(832) 260-0222

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.nexalin.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Information Incorporated by Reference”) is not incorporated by reference into this prospectus supplement and you should not consider it a part of this prospectus supplement or the registration statement.

PROSPECTUS

NEXALIN TECHNOLOGY, INC.

$50,000,000 of Common Stock

We may offer and sell up to an aggregate of $50,000,000 of our common stock from time to time in one or more offerings.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of April 22, 2025 the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $29,333,474, based on 10,824,160 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $2.71 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on February 28, 2025, calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period that ends on and includes the date hereof. Our common stock is listed on The Nasdaq Capital Market under the symbol “NXL.”

On April 22, 2025, the last reported sale price of our common stock was $1.74 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference.” We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Nexalin” or the “Company” refer to Nexalin Technology, Inc. and, where appropriate, its subsidiaries. Additionally, references to the “Board” refer to the board of directors of Nexalin Technology, Inc.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, clinical trial timing and plans, the achievement of clinical and commercial milestones, the advancement of our technologies and our products and product candidates, and other statements that are not historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Before you invest in the securities, you should be aware that the occurrence of the events described in Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and elsewhere in this prospectus, an accompanying prospectus supplement and in the information incorporated by reference, could have an adverse effect on our business, results of operations and financial condition. The forward-looking statements contained or incorporated by reference in this prospectus, or an accompanying prospectus supplement relate only to circumstances as of the date on which the statements are made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT NEXALIN tECHNOLOGY, INC.

Our Company

We are a medical device company engaged in the design and developments of innovative neurostimulation products to uniquely and effectively help combat the ongoing global mental health epidemic. We developed an easy-to-administer medical device — referred to as “Generation 1” or “Gen-1” — that utilizes bioelectronic medical technology to treat anxiety, insomnia and depression without the need for drugs or psychotherapy. Our original Gen-1 devices are cranial electrotherapy stimulation (CES) devices that emit a waveform at 4 milliamps during treatment and are presently classified by the U.S. Food and Drug Administration (the “FDA”) as a Class II device.

Medical professionals in the United States have utilized the Gen-1 device to administer treatment to patients in clinical settings. While the Gen-1 device had been cleared by the FDA to treat depression, anxiety, and insomnia, three prevalent and serious diseases, because of the FDA’s December 2019 reclassification of CES devices, the Gen-1 device was reclassified as a Class II device for the treatment of anxiety and insomnia. We are required to file a new application under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“510(k) Application”) to be approved by the FDA for the sales and marketing of our devices for the treatment of anxiety and insomnia. In the FDA’s December 2019 reclassification ruling, the treatment of depression with our device will require a Class III certification and require a new PMA (premarket approval) and/or a new De Novo application to demonstrate safety and effectiveness.

While we continue providing services to medical professionals to support patients’ use of the Gen-1 devices which were in operation prior to December 2019, we are not making new sales or new marketing efforts of Gen-1 devices in the United States. We continue to derive revenue from devices which we sold or leased prior to the FDA’s December 2019 reclassification announcement. This revenue consists of monthly licensing fees and payments for the sale of electrodes and patient cables. We have paused marketing efforts for new sales of our Gen-1 device for treatment of anxiety and insomnia in the United States.

The waveform that comprises the basis of our “Generation 2” or “Gen-2” and new “Generation 3” or “Gen-3” headset devices is in Q-submission process for review by the FDA. This process allows Nexalin to get clear, specific, written feedback from the FDA on indications, device classification and clarity on the regulatory pathway and improves the efficiency and predictability of the regulatory pathway. The University of California, San Diego conducted a clinical study evaluating Nexalin’s Gen-2 tACS device, which provided positive results in reducing pain in veteran patients with Mild Traumatic Brain Injury (mTBI). We plan to conduct clinical trials for the Gen-3 device in the U.S. and we continue to consult with the FDA as part of the pre-submission process. If and when we obtain FDA clearance for the Gen-3 device, we intend to extend the development and commercialization of our devices for sale in the U.S. and other territories, given the potential unmet demand for the treatment of mental health conditions.

All determinations of the safety and efficacy of our devices in the United States are solely within the purview of the FDA.

Significant aspects of our ongoing operations and clinical trials and development programs are conducted in China, through a joint venture entity formed under the laws of Hong Kong, Nexalin Neurohealth Company Limited (“Joint Venture”), with Wider Come Limited (“Wider”). We own 48% of the equity of the Joint Venture entity, and Wider owns 52% of such equity. In September of 2021, the China National Medical Products Administration (the “NMPA”), the equivalent of the FDA, approved the Gen-2 device for marketing and sale in China for the treatment of insomnia and depression. These treatment indications and clearances from the NMPA have allowed Wider to market and sell the Gen-2 device in China for the treatment of insomnia and depression.

In addition to our core business model, we have also formed a Military & Government Advisory Board aimed at fostering and enhancing relationships within and throughout United States federal government and public sector organizations, including the U.S. Department of Defense, U.S. Department of Veterans Affairs, and U.S. Department of Health and Human Services. In conjunction with our ongoing clinical trials, our goals include the broad deployment of our devices within the U.S. military and government agencies.

Corporate Information

We were incorporated in the state of Nevada on October 19, 2010, and redomiciled in Delaware on December 21, 2021. Our principle executive office is located at 1776 Yorktown, Suite 550, Houston, Texas 77056, and our telephone number is (832) 260-0222. Our website address is www.nexalin.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF COMMON STOCK

The following description of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

The following summary sets forth some of the general terms of our common stock. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should read our amended and restated certificate of incorporation and the amended and restated bylaws, each of which is an exhibit to our Annual Report on Form 10-K and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our Certificate of Incorporation, as amended to date, we are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.

Outstanding Shares

As of April 22, 2025, we had 13,327,929 shares of common stock outstanding, held of record by 828 stockholders.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive forum.

Dividends

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.

Rights and Preferences

Holders of our common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws to be in Effect Immediately Prior to Completion of this Offering

Our amended certificate of incorporation and amended and restated bylaws:

●	provide that the authorized number of directors may be changed only by resolution of our board of directors;

●	provide that directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66% of the voting power of all our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us or any of our directors, officers, employees or agents arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; any action or proceeding to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws; and any action asserting a claim against us that is governed by the internal affairs doctrine. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock and warrants is Continental Stock Transfer & Trust Company.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXL.”

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing stockholders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Warshaw Burstein, LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which report includes an explanatory paragraph referring to the Company’s ability to continue as a going concern) which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.nexalin.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

●	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, as amended by Form 10-K/A, filed with the SEC on April 15, 2025;

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on September 15, 2022, and any other amendment or report filed for the purpose of updating such description;

●	Current Reports on Form 8-K filed with the SEC on February 6, 2025 and April 17, 2025; and

●	Any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Nexalin Technology, Inc.

1776 Yorktown, Suite 550

Houston, TX 77056

(832) 260-0222

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.nexalin.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

NEXALIN TECHNOLOGY, INC.

2,419,354 Shares of Common Stock

PROSPECTUS SUPPLEMENT

August 19, 2026